TRINET GROUP, INC.
2019 EQUITY INCENTIVE PLAN
NOTICE OF RESTRICTED STOCK UNIT AWARD

TriNet Group, Inc. (the “Company”), pursuant to the TriNet Group, Inc. 2019 Equity Incentive Plan (as may be amended from time to time, the “Plan”), hereby awards to the Participant a time-based Restricted Stock Unit (“RSUs”) Award for the number of shares of the Company’s Common Stock set forth below (the “Award”). The Award is subject to all of the terms and conditions as set forth in this Notice of Restricted Stock Unit Award (this “Notice”), including the vesting schedule set forth below, the Plan and the Restricted Stock Unit Award Agreement (the “RSU Agreement”), all of which are attached hereto and incorporated herein in their entirety (this Notice and the RSU Agreement, including any country-specific appendix attached thereto, collectively, the “Award Agreement”).  Except as otherwise indicated, any capitalized term used but not defined shall have the meaning ascribed to such term in Plan.

Participant:
Award Number:
Date of Grant:
Number of Shares Subject to Award:

Vesting Schedule:

Vest Date	Shares Vested

Acceptance, Acknowledgment and Receipt

By accepting the Award Agreement, the Participant hereby:

•	acknowledges receipt of, and represents that Participant understands, this Notice, the RSU Agreement and the Plan;

•
acknowledges and agrees that this Notice, the RSU Agreement (including any exhibits attached thereto) and the Plan set forth the entire understanding between the Participant and the Company regarding this Award and supersede all prior oral or written agreements, promises and/or representations on that subject with the exception of (i) equity awards previously granted and delivered to the Participant, (ii) any compensation recovery policy that is adopted by the Company or is otherwise required by applicable law or listing standards applicable to the Company, and (iii) any written employment or severance arrangement that would provide for vesting acceleration;

•
acknowledges and confirms the Participant’s consent to receive electronically the Award Agreement, the Plan and any other Plan documents or other related communications that the Company wishes or is required to deliver;

•	acknowledges that a copy of the Plan and the related Plan documents were made available to the Participant; and

•
agrees that the electronic acceptance of the Award Agreement constitutes a legally binding acceptance of the Award Agreement, and that the electronic acceptance of the Award Agreement shall have the same force and effect as if the Award Agreement was physically signed.

TRINET GROUP, INC.
2019 EQUITY INCENTIVE PLAN
RESTRICTED STOCK UNIT AWARD AGREEMENT

The Participant has been granted an Award (the “Award”) of Restricted Stock Units (“RSUs”) pursuant to the TriNet Group, Inc. 2019 Equity Incentive Plan (as it may be amended from time to time, the “Plan”), the Notice of Restricted Stock Unit Award (the “Notice”) and this Restricted Stock Unit Award Agreement (this “Agreement”), dated as of the Date of Grant set forth in the Grant Notice for this Award (the “Grant Date”). Except as otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.
1.    Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of RSUs is set forth in the Notice.
2.    Vesting Dates. Subject to Sections 3 and 4, the Award shall vest on the dates set forth in the Notice.
3.    Termination of Service. Except as otherwise provided for in any employment-related agreement between the Participant and the Company, upon a Termination of Service, the Committee, in its sole discretion, shall determine whether and to what extent any unvested RSUs may vest, settle, be paid or forfeited. Absent such exercise of discretion, in the event of the Participant’s Termination of Service for any reason, any RSUs that are not vested as of the date of such Termination of Service will be forfeited without payment of any consideration to Participant.
4.    Change in Control. In the event of a Change in Control, the RSUs will be treated in accordance with Section 12(b) of the Plan.
5.    Transfer of RSUs.
(a)    General Prohibition on Transfer. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be pledged, assignable, alienable, saleable or transferable by the Participant except as provided in this Section 6. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
(b)    Death. The Award may be transferable by will or pursuant to the laws of descent and distribution. In addition, upon receiving written permission from the Board or its duly authorized designee, the Participant may, by delivering written notice to the Company, in a form provided by or otherwise satisfactory to the Company and any broker designated by the Company to effect transactions under the Plan, designate a third party who, in the event of the Participant’s death, will thereafter be entitled to receive any distribution of Common Stock or other consideration to which the Participant was entitled at the time of the Participant’s death pursuant to this Agreement. In the absence of such a designation, the Participant’s executor or administrator of his or her estate will be entitled to receive, on behalf of the Participant’s estate, such Common Stock or other consideration.
(c)    Certain Trusts. Upon receiving written permission from the Board or its duly authorized designee, the Participant may transfer the Award to a trust if that Participant is considered to be the sole beneficial owner (determined under Section 671 of the Internal Revenue Code (the “Code”) and applicable state law) while the Award is held in the trust, provided that the Participant and the trustee enter into transfer and other agreements required by the Company.
(d)    Domestic Relations Orders. Upon receiving written permission from the Board or its duly authorized designee, and provided that the Participant and the designated transferee enter into transfer and other agreements required by the Company, the Participant may transfer the Award or the Participant’s right to receive the distribution of Common Stock or other consideration thereunder, pursuant to a domestic relations order that contains the information required by the Company to effectuate the transfer. The Participant is encouraged to discuss the proposed terms of any division of this Award with the Company prior to finalizing the domestic relations order to help ensure the required information is contained within the domestic relations order.
6.    Voting Rights. The Participant shall have no voting rights or any other rights as a stockholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
7.    Dividend Equivalents. Except as provided in the Notice, if a cash dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Committee shall determine, in its sole discretion, whether the Participant will be eligible to receive an amount in cash (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the time at which such dividend was declared. If applicable, each Dividend Equivalent will be paid to the Participant in cash as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
8.    Distribution of Shares.
(a)    Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 30 days) after the applicable Vesting Date, one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
(b)    Notwithstanding the foregoing, in the event that (i) the Participant is subject to the Company’s policy permitting certain individuals to sell shares only during certain “window” periods, in effect from time to time or the Participant is otherwise prohibited from selling shares of the Company’s Common Stock in the public market and any shares covered by the Award are scheduled to be delivered on a day (the “Original Distribution Date”) that does not occur during an open “window period” applicable to the Participant, as determined by the Company in accordance with such policy, or does not occur on a date when the Participant is otherwise permitted to sell shares of the Company’s Common Stock on the open market, and (ii) the Company elects not to satisfy its obligations for Tax-Related Items (as defined in Section 10(a) below) by withholding shares from the Participant’s distribution, then such shares will not be delivered on such Original Distribution Date and will instead be delivered on the first business day of the next occurring open “window period” applicable to the Participant pursuant to such policy (regardless of whether the Participant is still providing continuous services at such time) or the next business day when the Participant is not prohibited from selling shares of the Company’s Common Stock in the open market, but in no event later than the fifteenth (15th) day of the third calendar month of the calendar year following the calendar year in which the shares of Common Stock originally became vested. The form of such delivery (e.g., a stock certificate or electronic entry evidencing such shares) will be determined by the Company. In all cases, the delivery of shares under this Award is intended to comply with Treasury Regulation Section 1.409A-1(b)(4) and will be construed and administered in such manner.
9.    Responsibility for Taxes. The Participant acknowledges that, regardless of any action taken by the Company or the Employer, the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result.
10.    Not Salary, Pensionable Earnings or Base Pay. The Participant acknowledges that the Award shall not be included in or deemed to be a part of (a) salary, normal salary or other ordinary compensation, (b) any definition of pensionable or other earnings (however defined) for the purpose of calculating any benefits payable to or on behalf of the Participant under any pension, retirement, termination or dismissal indemnity, severance benefit, retirement indemnity or other benefit arrangement of the Company or any Affiliate (including the Employer) or (c) any calculation of base pay or regular pay for any purpose.
11.    Cancellation/Clawback. The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 19 (Cancellation or “Clawback” of Awards) of the Plan.
12.    Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
13.    Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
TriNet Group, Inc.
One Park Place
Suite 600
Dublin, CA 94568
Attention: Chief Legal Officer
If to the Participant, to the address of the Participant on file with the Company.
14.    No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Affiliate (including the Employer).
15.    No Right to Future Awards. Any Award granted under the Plan shall be a one-time Award that does not constitute a promise of future grants. The Company, in its sole discretion, maintains the right to make available future grants under the Plan.
16.    Restrictive Legends. The shares issued under the Award will be endorsed with appropriate legends as determined by the Company.
17.    Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
18.    Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
19.    Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
20.    Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
21.    Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
22.    No Advice Regarding Grant; Opportunity to Obtain Advice of Counsel. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the underlying shares of Common Stock. The Participant is hereby advised to consult with the Participant’s own personal tax, financial and/or legal advisors regarding the Tax-Related Items arising in connection with the Award. By accepting the Award, the Participant acknowledges and agrees that he or she has done so or knowingly and voluntarily declined to do so. The Participant acknowledges and agrees that he or she has reviewed the Agreement, the Notice and the Plan in their entirety, including any exhibits or other documents referred to herein or therein, and have had the opportunity to obtain the advice of counsel prior to executing and accepting the Award, and fully understood the provisions of the Award.
23.    Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled by the Company’s mandatory dispute resolution procedures, if any, as may be in effect from time to time with respect to matters arising out of or relating to the Participant’s service with the Company.
24.    Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws. Notwithstanding any arbitration agreement that otherwise may exist between the Participant and the Company, the Participant and the Company agree that, in the event of any dispute arising under this Agreement, any such dispute is not subject to arbitration, and the Participant and the Company instead hereby mutually confer exclusive jurisdiction and venue for any dispute in any way related to this Agreement on the state and federal courts in Santa Clara County, California, and the Participant and the Company both agree not to bring any litigation in any way related to this Agreement in any other court or forum.
25.    Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
26.    References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.